UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported):  April 9, 2014

THERAVANCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30319 (Commission File Number)	94-3265960 (I.R.S. Employer Identification Number)

901 Gateway Boulevard

South San Francisco, California 94080

(650) 808-6000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

The information in this Current Report (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act of 1934”), or otherwise subject to the liabilities of that Section. The information in this Current Report (including Exhibit 99.1) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

On April 9, 2014, Theravance, Inc. (the “Company”) will present at an investor conference the positive topline results from Phase 2 Study 0093 with velusetrag for the treatment of patients with diabetic or idiopathic gastroparesis.  Velusetrag is an oral, once-daily, investigational 5-HT4 selective agonist discovered by Theravance, Inc. and partnered with Alfa Wassermann.

A member of the Company’s management will discuss the results and present a slide presentation at the 13th Annual Needham Healthcare Conference, New York, at 9:20 a.m. Eastern Daylight Time.

The presentation will also include an update that the proposed separation of Theravance Biopharma, Inc. from the Company will be effected as a taxable dividend to the Company’s stockholders.  In connection with the spin-off, the Company submitted a private letter ruling request to the Internal Revenue Service (the ‘‘IRS’’) regarding the tax treatment of the distribution of the spin-off.  In the course of discussions with the IRS regarding the ruling request, the IRS has indicated its intention to treat the distribution of Theravance Biopharma ordinary shares as a taxable transaction.

A copy of certain slides from the presentation are attached hereto as Exhibit 99.1 to this report and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit	Description

Exhibit 99.1	Certain Slides from Theravance, Inc.’s Presentation at the 13th Annual Needham Healthcare Conference Dated April 9, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE, INC.

Date: April 9, 2014	By:	/s/ Michael W. Aguiar
Michael W. Aguiar
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Certain Slides from Theravance, Inc.’s Presentation at the 13th Annual Needham Healthcare Conference Dated April 9, 2014